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                          SECURITIES PURCHASE AGREEMENT

                                     Between

                       DIGITAL COURIER TECHNOLOGIES, INC.,

                                       and


                      TRANSACTION SYSTEMS ARCHITECTS, INC.


                            Dated as of June 14, 1999


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

                          SECURITIES PURCHASE AGREEMENT

               THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of June 14, 1999, between Digital Courier Technologies, Inc., a Delaware corporation (the "Company"), and Transactions Systems Architects, Inc., a Delaware corporation (the "Purchaser").

               WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desire to acquire from the Company, 1,250,000 units of the Company's securities (the "Units"), each Unit to consist of one share (each, a "Share") of the Company's common stock, par value $.0001 per share (the "Common Stock), and a warrant to purchase eight-tenths (.8) of one share of Common Stock (each, a "Warrant").

               IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:


                         PURCHASE AND SALE OF THE UNITS


         Purchase and Sale.
         ------------------

               Subject to the terms and conditions set forth herein, on the Closing Date (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company an aggregate of 1,250,000 Units, for a purchase price of $5.20 per Unit or an aggregate purchase price of $6,500,000.

         The Closing.
         ------------

               The closing of the purchase and sale of the Units (the "Closing") shall take place at the offices of the Company at 136 Heber Avenue, Suite 204, Park City, Utah 84060 or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "Closing Date"). At the Closing:

               The Purchaser shall deliver to the Company an aggregate of $6,500,000 in United States dollars in immediately available funds to an account designated in writing by the Company;

               The Company shall deliver to the Purchaser the certificates representing one million two hundred and fifty thousand (1,250,000) Shares;

               The   Company   shall   deliver  to  the   Purchaser  a  Warrant,
substantially in the form of Exhibit A hereto, to purchase one million Shares;


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               The Company shall deliver to ACI Worldwide,  Inc., a wholly-owned subsidiary of the Purchaser, a duly executed amendment to Attachment A1 to License Agreement #B1606 between the Company and ACI Worldwide, Inc. dated March 25, 1999 in form and substance reasonably acceptable to the parties hereto;


               The parties shall execute and deliver each of the documents referred to in Section 4.1 hereof.


                         REPRESENTATIONS AND WARRANTIES

               Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchaser:

               Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth in Schedule 2.1(a), the Company has no subsidiaries (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined below) or any of the transactions contemplated thereby, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect").

               Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Warrants and the Registration Rights Agreement (as defined below) (collectively, the "Transaction Documents"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders. Each of this Agreement and the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability


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

may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

               Capitalization.  As of the date hereof and immediately  after the
Closing  Date,  the  authorized  capital stock of the Company is as set forth in
Schedule 2.1(c). Immediately following the Closing, 18,456,355 shares of common stock will be outstanding and 360 shares of Preferred Stock will be outstanding, subject to adjustment only for exercise of those warrants or options, or conversion of those shares of Preferred Stock, that are listed on Schedule 2.1(c). The issuance and sale of all interests in such capital stock have been in compliance with all applicable federal and state securities laws. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of this Agreement or the Transaction Documents. Except by virtue of this Agreement or as disclosed in Schedule 2.1(c), other than the Warrants, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of capital stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock. No anti-dilution or similar adjustment provision of securities of the Company will be triggered by the issuance of the Units except as described on Schedule 2.1(c). The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any units of its capital stock or any security convertible into or exchangeable for any of its capital stock. Except as specifically disclosed in the SEC Documents (as defined below), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The Company is not a party to, and does not have any knowledge of, any agreement expressly restricting the transfer of the Shares, the Underlying Shares, or any shares of the Company's capital stock which may be issued to the Purchaser as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

               Authorization and Validity; Issuance of Shares. All of the Shares and the Warrants have been duly authorized, and when delivered against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable free and clear of all liens, encumbrances and rights of first refusals ("Liens") and will not be subject to any preemptive or similar rights. The shares of Common Stock issuable upon exercise of the Warrants (the "Underlying Shares") are and will at all times hereafter continue to be duly authorized and reserved for issuance and upon issuance the Underlying Shares will be validly issued, fully paid and nonassessable free and clear of all Liens.

               No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by


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the Company of the transactions  contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the articles of incorporation, bylaws or other charter documents of the Company or any of the Subsidiaries,
(ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination,
amendment,   acceleration  or  cancellation  of,  any  agreement,  indenture  or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any
Subsidiary  is  subject   (including  Federal  and  state  securities  laws  and
regulations), or by which any material property or asset of the Company or any Subsidiary is bound or affected.

               Consents  and  Approvals.  Except  as  specifically  set forth in
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of a registration statement with the Securities and Exchange Commission (the "Commission"), which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the application(s) or any letter(s) acceptable to the National Market System of the Nasdaq Stock Market ("Nasdaq") for the listing of the Shares and Underlying Shares with Nasdaq (and with any other national securities exchange or market on which the Common Stock is then listed), and (iii) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

               Litigation;  Proceedings.  Except  as  specifically  set forth in
Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transaction Documents or (ii) would individually or in the aggregate, have a Material Adverse Effect.

               No Default or Violation. Except as set forth on Schedule 2.1 (h), neither the Company nor any Subsidiary (i) is in default under or in violation or breach of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject.

               Disclosure; Absence of Certain Changes. Neither this Agreement, the Schedules to this Agreement, the Transaction Documents nor the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as


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

disclosed in Schedule 2.1(i) or the SEC Documents filed on EDGAR at least five business days prior to the date hereof, since December 31, 1998 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects of the Companies or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC, on the date this representation is made or deemed to be made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

               Private Offering. The Company and all Persons acting on its behalf have not directly or indirectly made, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Units, the Shares, the Warrants or the Underlying Shares or the issuance of such securities under the Securities Act of 1933, as amended (the "Act"). The issuance of the Units, the Shares, the Warrants and the Underlying Shares to the Purchaser will not be integrated with any other issuance of the Company's securities (past, current, or future) that would violate any securities laws exemptions under the Act or otherwise adversely affect the Purchaser's ability to resell the Units, the Shares, the Warrants or the Underlying Shares under the Act. Subject to the accuracy and completeness of the representations and warranties of the Purchaser contained in Section 2.2 hereof, the offer and sale by the Company to the Purchaser of the Units is exempt from the registration requirements of the Act.

               SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved,


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except as may be otherwise  specified in such financial  statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

               Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               Broker's Fees. Except as otherwise disclosed on Schedule 2.1(m), no fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

               Form S-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities (including the Shares and the Underlying Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.

               Listing and Maintenance Requirements Compliance. The principal market on which the Common Shares are currently traded is Nasdaq. Except as disclosed in Schedule 2.1(o), since the date that the Company has been listed on Nasdaq, the Company has not received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange. The Company is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company believes that it is and will be in compliance with all such maintenance requirements .

               Patents and Trademarks. The Company or its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents. To the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business which would individually or in the aggregate, have a Material Adverse Effect and the Company is not infringing on any other person's Intellectual Property Rights.


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               Employee   Relations.   Neither   the  Company  nor  any  of  its
Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. Except as set forth on Schedule 2.1(q), no executive officer (as defined in Rule 501(f) of the Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

               Registration Rights; Rights of Participation. Except as described on Schedule 2.1(r) hereto, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document.

               Title. Except as disclosed in Schedule 2.1(s), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

               Permits. The Company and the Subsidiaries possess all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and there is no proceeding pending, or, to the knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor any of the Subsidiaries is in conflict with or default or violation of any Material Permit.

               Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

               Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance


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with  management's  general or specific  authorizations,  (ii)  transactions are
recorded  as  necessary  to  permit  preparation  of  financial   statements  in
conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with
management's   general  or  specific   authorization   and  (iv)  the   recorded
accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               Tax Status; Firpta. The Company and each of the Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charged that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on it books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

               Transactions With Affiliates. Except as set forth on Schedule 2.1(x), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner other than transactions that would not require disclosure under Section 404 of Regulation S-K of the Act and the Exchange Act.

               Application to Takeover Protection. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement or the Transaction Documents. None of the transactions contemplated by this Agreement or the Transaction Documents, including the exercise of the Warrants will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

               (a) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or other approvals would not result in a Material Adverse Effect.


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

               (b) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee form corporate funds; materially violated or is in material violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

               Organization; Authority. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of the Units hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               Investment Intent. The Purchaser is acquiring the Units for its own account for investment purposes only and not with a view to or for distributing or reselling the Units, the Shares, the Warrants or the Underlying Shares or any part thereof or interest therein in violation of any securities laws; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Units, the Shares, the Warrants or the Underlying Shares for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Act.

               Purchaser Status. At the time the Purchaser was offered the Units, and at the Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Act or (ii) the Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units.

               Reliance. The Purchaser understands and acknowledges that (i) the Units are being offered and sold to the Purchaser without registration under the Act in a private placement that is exempt from the registration provisions of the Act under Section 4(2) of the Act or Regulation D promulgated thereunder and
(ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and the Purchaser hereby consents to such reliance.

         The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                OTHER AGREEMENTS

         3.1   Transfer Restrictions.
               ----------------------

               If the Purchaser should decide to dispose of the Units, the Shares, the Warrants or the Underlying Shares held by it, the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Act, to the Company or pursuant to an available exemption from the registration requirements of the Act. The Company shall announce any material non-public information it legally obligated to announce on or prior to the Effective Date (as defined in the Registration Rights Agreement) of the registration statement filed pursuant to the Registration Rights Agreement and shall not enter into any subsequent non-disclosure agreements that would prevent it from announcing any such information that otherwise legally could have been announced on or prior to the Effective Date. In connection with any transfer of any Units, Shares, Warrants or Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Act.

               The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares, the Warrants, and the Underlying Shares:

                          THE  SECURITIES   REPRESENTED  HEREBY  HAVE  NOT  BEEN
               REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

               Neither the Shares, the Warrants, nor the Underlying Shares shall contain the legend set forth above if (i) the issuance of any of such securities occurs at any time while the Registration Statement is effective under the Act and the issuance is covered by such Registration Statement, (ii) in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) in the opinion of counsel to the Company experienced in the area of United States securities laws such Shares, Warrants or Underlying Shares may be sold pursuant to Rule 144. The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Shares, Warrants or Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

         Stop Transfer Instruction. Except as otherwise required by law, the Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

         Furnishing of Information. As long as the Purchaser owns the Units, the Shares, the Warrants or the Underlying Shares, the Company will cause the Common Stock to continue at all times to be registered under 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and promptly furnish the Purchaser with true and complete copies of all such filings and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Company further covenants that it will take such further action as any holder of the Units, the Shares, the Warrants or the Underlying Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Units, the Shares, the Warrants or the Underlying Shares without registration under the Act within the limitation of the exemptions provided by Rule 144 promulgated under the Act.

         Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Shares and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and shall continue such qualification at all times through the third anniversary of the Closing Date.

         Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Units, the Shares, the Warrants or the Underlying Shares in a manner that would require the registration under the Act of the sale the Units, of the Shares, the Warrants, the Underlying Shares or Underlying Shares to the Purchaser.

         Listing and Reservation of Shares and Underlying Shares.
         --------------------------------------------------------

               The Company shall (i) not later than 5 days after the Closing Date prepare and file with the Nasdaq (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to Nasdaq covering and listing a number of shares of Common Stock which is at least equal the aggregate amount of Shares and Underlying Shares, (ii) take all steps necessary to cause the Shares and Underlying Shares to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter and (iii) provide to the Purchaser evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on Nasdaq. The Company shall promptly provide to the Purchaser copies of any notices it receives from the Nasdaq regarding the continued eligibility of the Common Stock for listing on such automated quotation system.

               The Company at all times shall reserve shares of its authorized but unissued Common Stock for issuance the number of shares of Common Stock which would be issuable upon exercise of the Warrants.

         Notice of Breaches.
         -------------------

               The Company and the Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Closing, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date provided such notice will not constitute material non-public information. However, no disclosure by either party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

               Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify, provided such notification will not constitute material non-public information, the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any Subsidiary to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company or any Subsidiary, and the Company shall promptly furnish by facsimile to the Purchaser a copy of any written statement in support of or relating to such claim or notice.

         Use of Proceeds. The Company shall use the proceeds from the sale of the Units for working capital and general corporate purposes, including acquisitions, and not for the satisfaction of any portion of Company borrowings outside the normal course of business or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

         Reimbursement. In the event that the Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including shareholders of the Company, in connection with or as a result of (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Transaction Documents or any other certificate, instrument or document hereby or thereby, or (c) any cause of action, suit or claim brought or made against the Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, the Company will reimburse the Purchaser for its legal and other actual out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchaser and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such affiliate and any such Person. The Company also agrees that neither the Purchaser or any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Purchaser or entity in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of its obligations hereunder which is permissible under applicable law. The rights of the Purchaser (and its affiliates, directors, officers, agents, employees, and controlling persons) under this Section 3.9 shall be in addition to and not limit the other rights or claims of the Purchaser (and its affiliates, directors, officers, agents, employees, and controlling persons) to or for indemnification by or against the Company in connection with any breach of the representations, warranties or covenants made by the Company herein or in the Transaction Documents or limit any other rights or remedies which they may have.

         Transactions With Affiliates. So long as any Units, Shares, Warrants or Underlying Shares are held by the Purchaser, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its respective officers, directors, Persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtained from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes of this Section 3.13 only means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its nominee(s), for the Shares and the Underlying Shares in such amounts as specified from time to time by each Purchaser to the Company in the form attached hereto as Exhibit B (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Shares and Underlying Shares under the Act, all such certificates shall bear the restrictive legend specified in Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.11, and stop transfer instructions to give effect to Section 3.1 hereof (in the case of the Underlying Shares, prior to registration of the Underlying Shares under the Act) will be given by the Company to its transfer agent and that the Units, the Shares, the Warrants and the Underlying Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of the Units, the Shares, the Warrants and the Underlying Shares may be made without registration under the Act or the Purchaser provides the Company with reasonable assurances that the Units, the Shares, the Warrants and the Underlying Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Shares and the Underlying Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.11 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.11, that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         3.12 Directors. For so long as the Purchaser or any of its affiliates shall own at least 500,000 shares (subject to adjustment for stock splits, stock dividends, subdivisions or similar transactions) of Common Stock in the aggregate, the Purchaser shall be entitled to propose one candidate (the "Purchaser Designee") for election to the Board of Directors of the Company. Subject to its fiduciary duties to stockholders, the Company will recommend to its stockholders that the Purchaser Designee be elected to the Company's Board of Directors.


                                   CONDITIONS


         (a) Conditions Precedent to the Obligation of the Company to Sell the Units. The obligation of the Company to sell the Units hereunder is subject to the satisfaction or waiver (with prior written notice to the Purchaser) by the Company, at or before the Closing, of each of the following conditions:

                      Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date;

                      Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing; and

                      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

               Conditions Precedent to the Obligation of the Purchaser to Purchase the Units. The obligation of the Purchaser hereunder to acquire and pay for the Units is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

                      Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date;

                      Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

                      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

                      No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq which suspension shall remain in effect;

                      Listing of Common Stock. Nasdaq shall have approved, if required, for listing upon notice of issuance the Shares and the Underlying Shares;

                      Required Approvals. All Required Approvals shall have been obtained;

                      Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon the exercise of the Warrants;

                      Change of Control. No Change of Control shall have occurred between the date hereof and the Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchaser or any of its Affiliates, of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii); and

                      Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit B attached hereto, shall have been delivered to the Company's transfer agent.

               Documents and Certificates. At the Closing, the Company shall have delivered to the Purchaser, the following in form and substance reasonably satisfactory to the Purchaser:

                      An opinion of the Company's legal counsel, who may be in-house counsel, in the form attached hereto as Exhibit C dated as of the Closing Date;

                      A stock certificate(s) representing the number of Shares purchased by the Purchaser in form satisfactory to the Purchaser;

                      A Warrant(s) representing the Warrants purchased by the Purchaser, registered in the name of the Purchaser;

                      The  Company   shall  have   executed  and  delivered  the
Registration Rights Agreement;

                      Officer's Certificate. An Officer's Certificate dated the Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations and warranties and compliance with its covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Closing Date.

                      Secretary's Certificate. A Secretary's Certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Closing Date,
(B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance this Agreement and of the Transaction Documents, and that such resolutions have not been modified, rescinded or revoked.


                                  MISCELLANEOUS


         Fees and Expenses. Except as set forth in the Registration Rights Agreement and as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares and the Underlying Shares pursuant hereto.

         Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Registration Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 7:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to Digital Courier Technologies, Inc., 136 Heber Avenue, Suite 204 PO Box 8000, Park City, UT 84060 attn: Mitchell Edwards, fax no. (435) 655 3647 and (ii) if to the Purchaser to Transaction Systems Architects, Inc., 224 S. 108 Avenue, Omaha, Nebraska 68154 attn: General Counsel; fax no. (402) 390 8077, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Headings; Interpretive Matters. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, provided that the right to propose a candidate for election to the Board of Directors contained in Section 3.12 of this Agreement may not be assigned without the prior written consent of the Company, and provided further that any assignees must otherwise comply with the terms of
Section 3.1 of this Agreement and make the following representations and warranties:

         Any Shares, Warrants or Underlying Shares the assignee is acquiring are being acquired by the assignee for its own account for investment purposes only and not with a view to or for distributing or reselling any such Shares, Warrants or Underlying Shares or any part thereof or interest therein in violation of any securities laws; provided, however, that by making the representations herein, the assignee does not agree to hold any Shares, Warrants or Underlying Shares for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Act.

         At the time of any offer or sale of Shares, Warrants or Underlying Shares (as the case may be) to the assignee, (i) the assignee was and will be an "accredited investor" as defined in Rule 501 under the Act or (ii) the assignee, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment.

         The assignee understands and acknowledges that (i) any Shares, Warrants or Underlying Shares being offered or sold to the assignee (as the case may be) are being offered and sold to the assignee without registration under the Act in a private placement that is exempt from the registration provisions of the Act under Section 4(2) of the Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this section and the assignee hereby consents to such reliance.

         This provision shall not limit the Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or under the Registration Rights Agreement.

         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in Omaha, Nebraska, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         Survival. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Units pursuant to this Agreement and the Closing hereunder and any exercise of the Warrants.

         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         Disclosure. The Company shall not use the name of or refer to the Purchaser or make any disclosure concerning this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby (including without limitation in any press release or public statement, offering materials, product literature or promotional materials, or in connection with any commercial or financing agreements or transactions) without the prior written consent of the Purchaser, except as may be required by applicable law, and then only after giving the Purchaser reasonable prior notice and reasonable opportunity to review and comment on the disclosure.

         Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchaser agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         Payment Set Aside. To the extent that the Company makes a payment to the Purchaser hereunder or pursuant to the Registration Rights Agreement or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                      DIGITAL COURIER TECHNOLOGIES, INC.


                                      By:  /s/ Bobbie Downey
                                         ---------------------------------------
                                      Name:    Bobbie Downey
                                      Title:   Vice President-Legal

                                      TRANSACTION SYSTEMS ARCHITECTS, INC.


                                      By:  /s/ Gregory J. Duman
                                         ---------------------------------------
                                      Name:    Gregory J. Duman
                                      Title:   Executive Vice President

                                    Exhibit A

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.




June 14, 1999


1,000,000 shares                                                 Warrant No. E-1



                       DIGITAL COURIER TECHNOLOGIES, INC.
                             STOCK PURCHASE WARRANT


Registered Owner:

         This certifies that, for value received, Digital Courier Technologies, Inc., a Delaware corporation, the ("Company") grants the following rights to the Registered Owner, or assigns, of this Warrant:

         1. Issue. Upon tender (as defined in section 5 hereof) to the Company, the Company shall issue to the Registered Owner, Transaction Systems Architects, Inc. ("TSA"), or assigns, up to the number of shares specified in paragraph 2 hereof of fully paid and nonassessable shares of Common Stock, par value $.0001 per share ("Common Stock"), that the Registered Owner, or assigns, is otherwise entitled to purchase.

         2. Number of Shares. The total number of shares of Common Stock that the Registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant is 1,000,000 shares of Common Stock, subject to adjustment from time to time as set forth herein. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

         3. Exercise Price. (a) The initial exercise price of this Warrant, the price at which the shares of stock issuable upon exercise of this Warrant may be purchased, is $5.20, and upon the six-month anniversary of the date hereof, shall be adjusted as set forth in section 3(b) hereof, and subject to adjustment from time to time pursuant to the provisions of paragraph 6 below (the "Exercise Price").

               (b) At 5:00 p.m. on December 14, 1999 (the "Reset Date"), the Exercise Price shall be adjusted to be equal to the lesser of (i) $5.20, or (ii) the average Per Share Market Value for the five (5) consecutive Trading Days with the lowest average Per Share Market Value during the period of the 22 Trading Days immediately preceding the Reset Date.

         4. Exercise Period. This Warrant may only be exercised beginning on June 14, 1999 and up to and including June 13, 2004 (the "Exercise Period"). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

         5. Tender. (a) This Warrant may be exercised, in whole or in part, by actual delivery of (i) the Exercise Price in cash or by certified or bank check, or in the manner provided in paragraph 5(b) hereof, (ii) a duly executed Warrant Exercise Form, a copy of which is attached to this Warrant as Exhibit A, properly executed by the Registered Owner, or assigns, of this Warrant, and
(iii) by surrender of this Warrant. The payment and Warrant Exercise Form must be delivered, personally or by mail, to the registered office of the Company. Documents sent by mail shall be deemed to be delivered when they are received by the Company. If this Warrant is exercised in part, a new Warrant or Warrants will be issued, at the Company's expense for the balance of the number of Shares purchasable hereunder less any fraction of a Share paid in Cash to the Holder.

               (b) At any time in which there is no effective Registration Statement as defined in the Registration Rights Agreement, the holder may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of exercise, to apply to the payment required by paragraph 3 such number of shares of Common Stock otherwise issuable to such holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Per Share Market Value of such specified number of shares on the date of exercise over the portion of the payment required by paragraph 3 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

         6.    Further Adjustment of Exercise Price.

               (a) If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Exercise Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph (6)(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               (b) If the Company, at any time while this Warrant is outstanding, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Exercise Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this paragraph (6)(b), if any such right or warrant shall expire and all or any portion thereof shall not have been exercised, the Exercise Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of section (g) after the issuance of such rights or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock (if any) actually purchased upon the exercise of such rights or warrants actually exercised.

               (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all of the holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraphs 6(a) and (b) above), then in each such case the Exercise Price at which the Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in good faith by the Registered Owner of the Warrant; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser meeting the same qualifications, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (d) All calculations under this section 6 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

               (e) Whenever the Exercise Price is adjusted pursuant to paragraphs 6(a), (b) or (c), the Company shall promptly mail to the holder of the Warrant, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

               (f) Redemption Event. In case of (A) any reclassification of the Common Stock, (B) any Change of Control (as such term is defined in the Purchase Agreement), (C) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (D) (i) the Company's notice to any Registered Owner, including by way of public announcement, at any time, of its intention, for any reason, not to comply with proper requests for the exercise of any Warrant or (ii) the Company's refusal to honor a duly executed Warrant Exercise Form delivered pursuant to Section 5(a) hereof (clauses (A) through (D) above are referred to as a "Redemption Event"), in the case of (A), (B) or (C), the Registered Owner shall have the right thereafter to convert the Warrant for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event, and the Registered Owner shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the Warrant could have been converted immediately prior to such Redemption Event (without taking into account any limitations or restrictions on the convertibility of the Securities) would have been entitled; provided, however, that in the case of a transaction specified in (B) in which holders of the Company's Common Stock receive cash, the Registered Owners shall have the right to convert the Underlying Shares for such number of shares of the surviving company equal to the amount of cash into which the Warrant is convertible divided by the fair market value of the shares of the surviving company on the effective date of the merger; provided, further, that in the case of an event specified in (D), the Registered Owner shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Registered Owner's Warrants at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date, the date of the closing, date of occurrence or the date of the announcement, as the case may be, of the Redemption Event triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the number of shares of Common Stock of the Company into which the Warrant could have been converted immediately prior to such Redemption Event. The entire redemption price shall be paid in cash. In the case of (A), (B) and (C), the terms of any such Redemption Event shall include such terms so as to continue to give to the Registered Owner the right to receive the securities, cash or property set forth in this Section 6(f) upon any conversion or redemption following such Redemption Event. This provision shall similarly apply to successive Redemption Events.

              (g)     If:

               A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

               C. the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

               E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be mailed to the holder of this Warrant at its address as it shall appear below, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

               (h) Adjustment to Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price will be subject to adjustment from time to time as provided in this Section 6(h).

               (i) Adjustment of Exercise Price upon Issuance of Common Stock. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement) for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock of such issuance or sale. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Underlying Shares, shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in
         Schedule 2.1(c) of the Purchase Agreement or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a license or of a division, assets or business (or stock constituting any portion thereof) from another person) for a consideration per share which is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and
         (B) less than the average of the Per Share Market Values on the five consecutive Trading Days immediately preceding the date of such issuance or sale (the price in this clause (B) is herein referred to as "Market Price"), then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such issuance or sale. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following shall be applicable:

               (A) Issuance of Options. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner grants, sells or otherwise issues any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such grant, sale or issuance, then the Exercise Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner grants, sells or otherwise issues any Options (other than Underlying Shares, shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement and the price per share for which Common Stock is issuable upon exercise of such Options or upon the conversions or exchange of such Convertible Securities is (A) greater than the Exercise Price in effect immediately prior to such grant, issuance or sale and (B) less than the Market Price, then immediately after such grant, issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such grant, sale or issuance and (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and
         (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue, sale, grant, exercise, conversion or exchange, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such grant; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such grant. No adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (B) Issuance of Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to issuance or sale, then the Exercise Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any Convertible Securities and the price per share for which Common Stock issuable upon conversion or exchange of such Convertible Securities is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and (B) less the Market Price, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and
         (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such issuance or sale. No adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible
         Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 6(h)(i), no further adjustment of the Exercise Price shall be made by reason of such issue or sale. For purposes of Section 6(h)(i)(A) and Section 6(h)(i)(B), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be calculated by dividing (i) the total amount, if any, received and receivable by the Company as consideration for the issue or sale of the Convertible Securities in question, plus the minimum aggregate amount of additional consideration payable to the Company upon the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares issuable upon conversion or exchange of the Convertible Securities.

               (C) Change in Option Price or Rate of Conversion. If there is a change at any time in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

               (D) Certain Definitions. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following terms have meanings set forth below:

                 (I) "Approved Stock Plan" shall mean any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

                 (II) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock issued and outstanding at such time, plus the number of shares of Common Stock underlying any Options or Convertible Securities regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the Warrants.

               (E) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following shall be applicable:

                 (I) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Per Share Market Values of such security for the five (5) consecutive Trading Days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holder of this Warrant. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an Appraiser selected by the Company, provided, however, that the holder of the Warrant, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser. The determination of such Appraisers shall be binding upon all parties absent manifest error.

                 (II) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.01.

                 (III) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                 (IV) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.


         (ii) Certain Events. If any event occurs of the type contemplated by the provisions of Section 6(h)(i) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Registered Holder, or assigns, of this Warrant; provided, however, that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 6(h).

         7. Adjustment of Shares Issuable Upon Exercise. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this paragraph 7) be issuable upon such exercise, as designated by the holder hereof, by the fraction of which (a) the numerator is the Exercise Price applicable pursuant to paragraph 3 of this Warrant (before any adjustment pursuant to paragraph 6) and (b) the denominator is the Exercise Price in effect on the date of such exercise as adjusted pursuant to paragraph 6.

         8. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Warrant, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," controlling" and "controlled" have meanings correlative to the foregoing.

         "Appraiser" has the meaning assigned to it in section 6(c) hereof.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

         "Common Stock" means the shares of the Company's Common Stock, par value $.0001 per share.

         "Company"  means  Digital  Courier   Technologies,   Inc.,  a  Delaware
corporation.

         "Convertible Securities" has the meaning assigned to it in section 6(h)(i)(A) hereof.

         "Exercise Period" has the meaning assigned to it the section 4 hereof.

         "Exercise Price" has the meaning assigned to it in section 3 hereof.

         "Market Price" has the meaning assigned to it in section 6(h)(i) hereof.

         "Options" has the meaning assigned to it in section 6(h)(i)(A) hereof.

         "Per Share Market Value" means on any particular date (i) the closing bid price per share of the Common Stock on such date on the National Market System of the Nasdaq Stock Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the National Market System of the Nasdaq Stock Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Warrant; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

         "Purchase Agreement" means that certain Securities Purchase Agreement, dated June 14, 1999 between the Company and TSA.

         "Redemption Event" has the meaning assigned to it in section 6(f) hereof.

         "Registered Owner" means TSA or such other Person as shown on the records of the Company as being the registered owner of this Warrant.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated June 14, 1999 between the Company and TSA.

         "Trading Day(s)" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

         "Warrant" means the warrant issuable at the Closing or any replacement therof.

         "Underlying Shares" has the meaning assigned to it in section 2.1(d) of the Purchase Agreement.

         9. Registration Rights. The Company will undertake the registration of the Common Stock into which such Warrants are exercisable at such times and upon such terms pursuant to the provisions of the Registration Rights Agreement.

         10. Reservation of Underlying Shares. The Underlying Shares are and will at all times hereafter continue to be duly authorized and reserved for issuance pursuant to this Warrant.

         11. Assignment and Replacement. This Warrant may be assigned by the holder, subject to the restrictions contained in Section 3.1 of the Purchase Agreement.

         Upon surrender of any Warrant for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Warrant or Warrants of like tenor, in the name of such holder or as such holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 7:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to Digital Courier Technologies, Inc., 136 Heber Avenue, Suite 204 PO Box 8000, Park City, UT 84060 attn: Mitchell Edwards, fax no. (435) 655 3647 and (ii) if to the Purchaser to Transaction Systems Architects, Inc., 224 S. 108 Avenue, Omaha, Nebraska 68154 attn: General Counsel; fax no. (402) 390 8077, or such other address as may be designated in writing hereafter, in the same manner, by such Person.



                            [signature page follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                       DIGITAL COURIER TECHNOLOGIES, INC.



                                       By: /s/ Bobbie Downey
                                           -------------------------------------
                                       Name:   Bobbie Downey
                                       Title:  Vice President-Legal

                                    EXHIBIT A

                              Warrant Exercise Form
                              ---------------------

TO:      DIGITAL COURIER TECHNOLOGIES, INC.

         The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock of Digital Courier Technologies, Inc., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, 1999; (2) encloses a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.


               Date:
                                   ---------------------------------------------

               Investor Name:
                                   ---------------------------------------------

               Taxpayer Identification
               Number:
                                   ---------------------------------------------


               By:
                                   ---------------------------------------------

               Printed Name:
                                   ---------------------------------------------

               Title:
                                   ---------------------------------------------

               Address:
                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------


                  Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

               This Registration Rights Agreement (this "Agreement") is made and entered into as of June 14, 1999 between Digital Courier Technologies, Inc., a Delaware corporation (the "Company") and Transaction Systems Architects, Inc., a Delaware corporation (the "Purchaser"). This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof between the Company and the Purchaser (the "Purchase Agreement").

               The Company and the Purchaser hereby agree as follows:

         1.    Definitions
               -----------

               Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

               "Advice" has meaning set forth in Section 3(o) hereof.

               "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," controlling" and "controlled" have meanings correlative to the foregoing.

               "Allowable Grace Period" has the meaning set forth in Section 3(p) hereof.

               "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

               "Closing  Date"  has  the  meaning  set  forth  in  the  Purchase
Agreement.

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means the Company's Common Stock, par value $.0001 per share.

               "Effectiveness Date" means the earlier of (i) the 120th day following the Closing Date, or (ii) the fifth day after the Company received notice (written or oral) from the Commission that the Commission Staff would not be reviewing the Registration Statement.

               "Effectiveness Period" has the meaning set forth in Section 2(a) hereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Event" has the meaning set forth in Section 2(d) hereof.

               "Filing Date" means as soon as practicable but in not event later than the 60th day following the Closing Date.

               "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

               "Indemnified Party" has the meaning set forth in Section 5(c) hereof.

               "Indemnifying Party" has the meaning set forth in Section 5(c) hereof.

               "Losses" has the meaning set forth in Section 5(a) hereof.

               "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               "Proceeding"  means an  action,  claim,  suit,  investigation  or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

               "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

               "Purchase Price" has the meaning set forth in Section 2(d) hereof.

               "Registrable Securities" means the shares of Common Stock issuable upon (i) the Closing Date, (ii) the exercise of the Warrant, and (iii) any shares of the Company's capital stock issued with respect to the Shares purchased by the Purchaser under the Purchase Agreement or Underlying Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

               "Registration Delay Payment" has the meaning set forth in Section 2(d) hereof.

               "Registration Statement(s)" means the Registration Statement and any additional registration statements contemplated by Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

               "Rule 144" means Rule 144 promulgated by the Commission  pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Rule 158" means Rule 158 promulgated by the Commission  pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Rule 415" means Rule 415 promulgated by the Commission  pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shares" means the shares of Common Stock issuable at the Closing.

               "Special Counsel" means any special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.

               "Underwritten Offering" means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

               "Warrant" means the warrant issuable at the Closing and any replacement thereof.

         2.    Shelf Registration
               ------------------

               (a) On or prior to each applicable Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering all Registrable Securities , for an offering to be made on a continuous basis pursuant to a "Shelf" registration statement under Rule 415. Each Registration Statement shall be on Form S-3 or any successor form (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall (i) not permit any securities other than the Registrable Securitiesto be included in the Registration Statement and (ii) use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that the Warrant has been fully exercised or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").

               (b) If the Registrable Securities are to be offered and sold in an Underwritten Offering, and if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the amount of Registrable Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering.

               (c) If the Holders of a majority of the Registrable Securities so elect, an offering of Registrable Securities pursuant to a Registration Statement may be effected in the form of an Underwritten Offering. If any of the Registrable Securities are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering.

               (d) If (i) the Registration Statement covering all the applicable Registrable Securities and required to be filed by the Company pursuant to this Agreement is not (A) filed with the Commission on or before the applicable Filing Date or (B) declared effective by the Commission on or before the applicable Effectiveness Date or (ii) on any day after the Registration Statement has been declared effective by the Commission, other than days during an Allowable Grace Period, sales of all the Registrable Securities required to be included on a Registration Statement cannot be made pursuant to the respective Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock, or to file any required amendment or supplement) (each such event specified in (A) and (B) above, an "Event"), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder an amount in cash (a "Registration Delay Payment") equal to two percent (2%) of the product of (x) purchase price per Unit specified in Section 1.1 of the Purchase Agreement (the "Purchase Price") multiplied by (y) the number of Registrable Securities held by such Holder. Registration Delay Payments shall be paid on the earlier of (I) the last Business Day of the calendar month during which such Registration Delay Payments are incurred and (II) the third (3rd) Business Day after the Event giving rise to the Registration Delay Payment is cured. In the event the Company fails to make a Registration Delay Payment in a timely manner, such Registration Delay Payment shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. If the Company fails to pay a Registration Delay Payment, including any interest thereon, within 15 Business Days of the date such Registration Delay Payment is due, or if the Event giving rise to the Registration Delay Payment is not cured within 60 days after such Event, then the Holder entitled to such Registration Delay Payment or all Holders in the event of a failure to cure shall have the right at any time, so long as the Company fails to make such Registration Delay Payments or to cure the Event, to require the Company, upon written notice, to immediately pay to the Holder entitled to the Registration Delay Payment or to all Holders in the case of an uncured Event an amount in cash equal to the Purchase Price paid by such Holder or Holders plus any unpaid interest relating to Registration Delay Payments.

         3.    Registration Procedures
               -----------------------

               In  connection  with  the  Company's   registration   obligations
hereunder, the Company shall:

               (a) Prepare and file with the Commission on or prior to each applicable Filing Date, a Registration Statement on Form S-3 or its successor form (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than a reasonable time prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall,
(i) upon request furnish to the Holders, their Special Counsel and any managing underwriters, copies of all such documents proposed to be filed (including documents incorporated by reference if reasonably practicable), which documents will be subject to the review of such Holders, their Special Counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities, their Special Counsel, or any managing underwriters, shall reasonably object.

               (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission any additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;
(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the
Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

               (c) Notify the Holders of Registrable Securities to be sold, their Special Counsel and any managing underwriters as promptly as possible (and, in the case of (i)(A) below, not less than a reasonable time prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

               (e) If requested by any managing underwriter or the Holders of a majority in interest of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law or be materially detrimental to the business prospects of the Company.

               (f)    Furnish  to each  Holder,  their  Special  Counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

               (g)    Promptly  deliver to each Holder,  their Special  Counsel, and any  underwriters,  without  charge,  as many  copies of the  Prospectus  or
Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

               (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

               (i) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least two (2) Business Days prior to any sale of Registrable Securities.

               (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the National Market System of the Nasdaq Stock Market and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

               (l) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (i) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested; (ii) in the case of an Underwritten Offering obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and Special Counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in
Section 6 (or such other provisions and procedures acceptable to the managing underwriters, if any, and holders of a majority of Registrable Securities participating in such Underwritten Offering; and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 3(1)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

               (m) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

               (n) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

               (o) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

               If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

               Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

               Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

               (p) If (a) there is material non-public information regarding the Company which the Company's Board of Directors reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (b) there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Company's Board of Directors determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 20 consecutive days (an "Allowable Grace Period"), provided that the Company may not postpone or suspend its obligation under this Section 3(p) for more than 30 days in the aggregate during any 365-day period and there shall be an aggregate of not more than two (2) such suspensions during any 365-day period; provided, however, that no such postponement or suspension shall be permitted for consecutive periods aggregating more than 20 days, arising out of the same set of facts, circumstances or transactions.

         4.    Registration Expenses
               ---------------------

               All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not the
Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, in the case of the Special Counsel, to a maximum amount of $10,000, (v) fees and disbursements of the Company's accountants, (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. If the Holders require an Underwritten Offering pursuant to the terms hereof, the Company shall be responsible for all costs, fees and expenses in connection therewith, except for the any underwriting commissions and discounts.

         5.    Indemnification
               ---------------

               (a)    Indemnification  by  the  Company.   The  Company  shall,
notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

               (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus and that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

               An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

               All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

               (d)    Contribution. If a claim for indemnification under Section
5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.


               6.     Rule 144
                      --------

               As long as any Holder owns Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or l5(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. As long as any Holder owns Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or l5(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions referred to in the Purchase Agreement. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

               7.     Miscellaneous
                      -------------

               (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in Schedule 2.1(r) of the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

               (c) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statements, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict or inconsistent with the provisions of this Agreement.

               (d) Piggy-Back Registrations. If at any time when there is not an effective Registration Statement covering the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within ten (10) days after receipt of such notice, any such Holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Purchasers), the Company will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with
Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable
Securities in such registration statement, then if the Company after consultation with the Underwriter's Representative should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company). No Holder may participate in any Underwritten Offering pursuant to this Section 7(d) unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

               (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities; provided, however, that, for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (f) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 7:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to Digital Courier Technologies, Inc., 136 Heber Avenue, Suite 204 PO Box 8000, Park City, UT 84060 attn: Mitchell Edwards, fax no. (435) 655 3647 and (ii) if to the

Purchaser to Transaction Systems Architects, Inc., 224 S. 108 Avenue, Omaha, Nebraska 68154 attn: General Counsel; fax no. (402) 390 8077, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

               (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. The Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

               (h) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

               (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original  and, all of which taken  together  shall  constitute  one and the same
Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

               (j) Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Purchaser as its stockholder. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in Omaha, Nebraska, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

               (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (m)    Headings.   The  headings  in  this   Agreement   are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (n) Shares Held by The Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                     DIGITAL COURIER TECHNOLOGIES, INC.


                                     By: /s/ Bobbie Downey
                                     -------------------------------------------
                                     Name:   Bobbie Downey
                                     Title:  Vice President-Legal


                                     Transaction Systems Architects, Inc.


                                     By: /s/ Gregory J. Duman
                                     -------------------------------------------
                                     Name:   Gregory J. Duman
                                     Title:  Executive Vice President

Company
-------

Digital Courier Technologies, Inc.
Attention:  Mitchell Edwards
136 Heber Avenue, Suite 204
P.O. Box 8000
Park City, Utah 84060
Fax:  435-655-3647


Purchaser:
----------